EXHIBIT 10.1

February 11, 2022

Nuvera Communications, Inc. 400 Second Street North
P.O. Box 697
New Ulm, Minnesota 56073
Attn: Glenn Zerbe and Curt Kawlewski

Re: Consent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Master Loan Agreement, dated as of July 31, 2018, by and between Nuvera Communications, Inc., a Minnesota corporation (the “Borrower”) and CoBank, ACB, (“CoBank”) (as the same has been and may be further amended, modified, supplemented, extended or restated from time to time, the “MLA”) as supplemented by that certain Fourth Supplement to the Second Amended and Restated Master Loan Agreement, dated as of July 31, 2018 (as the same has been and may be further amended, modified, supplemented, extended or restated from time to time, the “Fourth Supplement”) and by that certain Fifth Supplement to the Second Amended Restated Master Loan Agreement, dated as of July 31, 2018 (as the same has been and may be further amended, modified, supplemented, extended or restated from time to time, the “Fifth Supplement”; the MLA as supplemented by the Fourth Supplement and the Fifth Supplement, and as the same may be further amended, restated or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned such terms in the Loan Agreement.

Consent

Pursuant to Subsection 9(I) of the MLA, the Borrower is not permitted to retire, redeem, purchase or otherwise acquire for value any capital stock or other ownership interest in an aggregate amount in excess of $2,700,000 in any fiscal year, subject to the requirement that the Borrower’s Total Leverage Ratio be less than 2.00:1.00. The Borrower has advised CoBank that it wishes to repurchase a portion of a deceased shareholder’s stock in the amount of 150,000 shares, for a purchase price in an amount not to exceed $3,300,000 (the “Shares”). The Borrower has requested the CoBank consent to the purchase of the Shares.

In reliance on the representations, warranties and agreements provided and made by the Borrower to CoBank in this letter agreement and in connection with the request for this consent, upon the effectiveness of this letter agreement CoBank consents to the repurchase of the Shares.

General

Except as expressly provided by this letter agreement, the terms and provisions of the Loan Agreement and the other Loan Documents are hereby ratified and confirmed and shall continue in full force and effect. By agreeing to this letter agreement as acknowledged below, the Borrower hereby certifies and warrants to CoBank that each of its representations and warranties contained in the Loan Agreement and the other Loan Documents to which each is a party are true and correct as of the effective date of this letter agreement, including that no Event of Default exists, with the same effect as though made on such effective date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representations or warranty shall be true and correct as of such specified date). The consent contained herein shall not constitute a course of dealing between the Borrower and CoBank, shall not constitute a waiver, extension or forbearance of any Potential Default or Event of Default, now or hereafter arising, or an amendment of any provision of the Loan Agreement or the other Loan Documents, in each case except as expressly provided herein. The consent provided herein shall be effective only upon receipt by CoBank of an execution counterpart of this letter agreement signed by the Borrower and CoBank, and is conditioned upon the correctness of all representations and warranties made by the Borrower. The Borrower agrees to pay to CoBank, on demand, all out-of-pocket costs and expenses incurred by the CoBank, including, without limitation, the reasonable fees and expenses of counsel retained by CoBank, in connection with the negotiation, preparation, execution and delivery of this letter agreement and all other instruments and documents contemplated hereby. This letter agreement shall be governed by, construed and enforced in accordance with all provisions of the Loan Agreement, including choice of law provisions, and may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Delivery of an executed counterpart signature of this letter agreement by facsimile or by email transmission of a “pdf” or similar copy shall be equally effective as delivery of an original counterpart of this letter agreement. Any party delivering an executed counterpart signature page to this letter agreement by facsimile or by e-mail transmission shall also deliver an executed counterpart of this letter agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability or binding effect of this letter agreement.

Reaffirmation

By its execution hereof, each of (i) Peoples Telephone Company (“PTC”), (ii) Western Telephone Company (“WTC”), (iii) Hutchinson Telephone Company (“Hutchinson Telephone”), (iv) Hutchinson Telecommunications, Inc. (“Hutchinson Telecom”), (v) Hutchinson Cellular, Inc. (“Hutchinson Cellular”), (vi) Tech Trends, Inc. (“Tech Trends”), (vii) Sleepy Eye Telephone Company (“Sleep Eye”) and (viii) Scott-Rice Telephone Co. (“SRT” and, together with each entity listed in clauses (i) through (vii), collectively, the “Guarantors” and each, individually, a “Guarantor”) hereby consents and agrees to the terms and provisions of this letter agreement and represents and warrants that each of (i) the Second Amended and Restated Continuing Guaranty, dated as of July 31, 2018 (as the same has been and may be further amended from time to time), to which each

Guarantor is a party, and (ii) the Second Amended and Restated Pledge and Security Agreement, dated as of July 31, 2018 (as the same has been and may be further amended from time to time), to which such Guarantor is a party, in each case remains in full force and effect and continues to be the legal, valid and binding obligation of it enforceable against it in accordance with its terms, and the obligations secured by such documents include any and all obligations of the Borrower to CoBank under the Loan Agreement.

[Signatures follow on next page.]

Acknowledged and agreed to:

NUVERA COMMUNICATIONS, INC.,

as the Borrower

Glenn Zerbe
By:	Glenn Zerbe (Feb 11, 2022 09:49 CST)
Name: Glenn Zerbe
Title: Chief Executive Officer

PEOPLES TELEPHONE COMPANY

WESTERN TELEPHONE COMPANY

HUTCHINSON TELEPHONE COMPANY

HUTCHINSON TELECOMMUNICATIONS, INC.

HUTCHINSON CELLULAR, INC.

TECH TRENDS, INC.

SLEEPY EYE TELEPHONE COMPANY

SCOTT-RICE TELEPHONE CO.,

each as a Guarantor

Glenn Zerbe
By:	Glenn Zerbe (Feb 11, 2022 09:49 CST)
Name: Glenn Zerbe
Title: Chief Executive Officer

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